U.S. SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549

                                SCHEDULE 14C INFORMATION

                    INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                         OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.     )

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[ ]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
[X]  Definitive Information Statement


                                    SYCONET.COM, INC.
                  (Name of the Registrant as Specified in its Charter)

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1.  Title of each class of securities to which transaction applies:
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2.  Aggregate number of securities to which transaction applies:
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3.  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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4.  Proposed aggregate offering price:
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5.  Total fee paid:
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[  ]  Fee paid previously with preliminary materials.
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4.  Date filed:
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Notes:


                            INFORMATION STATEMENT

                              Syconet.com, Inc.
                     2240 Shelter Island Drive, Suite 202
                          San Diego, California 92106

                 We Are Not Asking You for a Proxy and You Are
                      Requested Not To Send Us a Proxy

This Information Statement is furnished by the Board of Directors of Syconet.com, a Nevada corporation ("Company"), to the holders of record at the close of business on October 1, 2002 ("Record Date") that were not solicited by the Company, of the Company's outstanding common stock, par value $0.001 per share ("Common Stock",) pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act").

The Company's Board of Directors have unanimously approved the following actions:

     - A proposal to amend the Articles of Incorporation of the Company to change the name of the Company to "Point Group
       Incorporated".

     - A proposal to amend the Articles of Incorporation of the Company so that an increase in the authorized capital stock of the Company can be approved by the Board of Directors without shareholder consent.

     - A proposal to amend the Articles of Incorporation of the Company so that a decrease in the issued and outstanding common stock of the Company (a reverse split) can be approved by the Board of Directors without shareholder consent.

The Company has received the consent of a majority of the outstanding shares of Common Stock for the Company for the foregoing actions.
The filing of a Certificate of Amendment of Articles of Incorporation with the Nevada Secretary of State, which will effect the foregoing actions, will not be done until a date that is at least twenty (20) days after the filing of this Definitive Information Statement.

This Information Statement will be sent on or about October 7, 2002 to the Company's stockholders of record who have not been solicited for their consent of this corporate action.

                                VOTING SECURITIES

The record date of shareholders entitled to receive notice of this corporate action by the Company is the close of business on October 1, 2002. On such date, the Company had issued and outstanding 153,681,648 shares of $0.001 par value common stock. Each share is entitled to one vote per share on any matter that may properly come before the shareholders and there is no cumulative voting right on any shares. Pursuant to applicable Delaware law, there are no dissenter's or appraisal rights relating to the matters to be voted

All matters to be voted on require an affirmative vote of a
majority of the issued and outstanding shares of the Company.  The
Company has solicited and received written consent of   a majority of
stockholders.

                                 STOCK OWNERSHIP

The following table sets forth information regarding the beneficial ownership of shares of the Company's common stock as of October 1, 2002 (153,681,648 issued and outstanding) by (i) all shareholders known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director and executive officer; and (iii) all officers and directors of the Company as a group. Except as may be otherwise indicated in the footnotes to the table, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

Title of Class   Name and Address              Amount and Nature    Percent of
                 of Beneficial Owner           of Beneficial Owner   Class
                      (1)                           (2)

Common Stock     John Fleming                     31,320,000          20.38%
                 2240 Shelter Island Drive
                 Suite 202
                 San Diego, California 92106

Common Stock     I. Matt Sawaqed                  31,320,000          20.38%
                 2240 Shelter Island Drive
                 Suite 202
                 San Diego, California 92106

Common Stock     Damon Fleming                    15,660,000          10.19%
                 2240 Shelter Island Drive
                 Suite 202
                 San Diego, California 92106

Common Stock     Four Way Associates, Inc.,       10,000,000 (3)      6.51%
                 P.O. Box N4805,
                 St. Andrew's Court,
                 Frederick Street Steps,
                 Nassau, Bahamas

Common Stock     Richard Epstein                   9,752,654 (4)      6.35%
                 12147 N.W. 9th Drive
                 Coral Springs, Florida 88071

Common Stock     Four Winds Associates, Inc.,      8,662,800 (5)      5.64%
                 P.O. Box N4805,
                 St. Andrew's Court,
                 Frederick Street Steps,
                 Nassau, Bahamas

Common Stock     Mark Crist                         750,000          0.49%
                 2240 Shelter Island Drive
                 Suite 202
                 San Diego, California 92106

Common Stock     Shares of all directors and     63,390,000         41.25%
                 executive officers as a group (3
                 persons)

(1) Except as noted, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

(2) None of these security holders has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

(3) The Company is not aware as to who are the principal holders of this firm.

(4) These shares are held in the name of Alliance Equities, Inc., which is controlled by Mr. Epstein.

(5) The Company is not aware as to who are the principal holders of this firm.

                     AMENDMENTS TO ARTICLES OF INCORPORATON

Description of Securities.

(a)  Shareholder Rights.

The Company's articles of incorporation authorize the issuance of 500,000,000 shares of common stock, with a par value of $0.001. The holders of the shares:

     - have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of the company

     - are entitled to share ratably in all of the assets of the company available for distribution upon winding up of the affairs of the company

     - are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

These securities do not have any of the following rights

     - special voting rights

     - preference as to dividends or interest

     - preemptive rights to purchase in new issues of shares

     - preference upon liquidation

     - any other special rights or preferences.

In addition, the shares are not convertible into any other security. There are no restrictions on dividends under any loan, financing arrangements or otherwise. As of October 1, 2002, the Company had 52,826,394 shares of common stock issued and outstanding.

(b)  Non-Cumulative Voting.

The holders of shares of common stock of the company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the company's directors.

(c)  Dividends.

The Company does not currently intend to pay cash dividends.
Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, or can there be any guarantees of the success of the Company.

A distribution of revenues will be made only when, in the judgment of the Company's board of directors, it is in the best interest of its stockholders to do so. The board of directors will review, among other things, the financial status of the company and any future cash needs of the Company in making its decision.

(d)  Possible Anti-Takeover Effects of Authorized but Unissued Stock.

The Company's authorized capital stock consists of 500,000,000 shares of common stock, with, as of October 1, 2002, 153,681,648 shares outstanding. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

(e)  Transfer Agent.

The company has engaged the services of Interwest Transfer Co., Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, to act as transfer agent and registrar.

                   Amendment of Articles of Incorporation.

     One or the corporate actions to be taken consists of the Company filing a Certificate of Amendment of Articles of Incorporation wherein the name of the Company would be changed to "Point Group
Incorporated".

The other corporation actions to be taken consist of also filing a Certificate of Amendment of Articles of Incorporation so that an increase in the authorized capital stock of the Company can be approved by the Board of Directors without shareholder consent, and so that a decrease in the issued and outstanding common stock of the Company can be approved by the Board of Directors without shareholder consent.

                  By order of the Board of Directors
                         September 30, 2002


                                                   /s/  John Fleming
                                                   John Fleming, President